Exhibit 99.1

NASDAQ
The Nasdaq Stock Market
9600 Blackwell Road
Rockville, MD 20850

By Electronic Delivery to: dave@socketmobile.com

October 12, 2007

Mr. David W. Dunlap
Chief Financial Officer
Socket Communications, Inc.
39700 Eureka Drive
Newark, CA 94560

Re: Socket Communications
      Nasdaq Symbol: SCKT

Dear Mr. Dunlap:

On May 22, 2007, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Marketplace Rules of The Nasdaq Stock Market (the "Rule"). Since then, the closing bid price of the Company's common stock has been at $1.00 per share or greater for at least 10 consecutive business days. Accordingly, the Company has regained compliance with Marketplace Rule 4450(a)(5) and this matter is now closed.

If you have any questions, please contact Tom Choe, Senior Analyst, at (301) 978-8027.

Sincerely,

/s/ Stanley Higgins
Stanley Higgins
Director
Nasdaq Listing Qualifications